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                                                                     EXHIBIT 5

                    [LETTERHEAD OF PIPER & MARBURY L.L.P.]

                                                                    May 20, 1996

SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022


        Re: Registration Statement filed May 20, 1996
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Ladies and Gentlemen:

        We have acted as Maryland counsel to SunAmerica Inc. (the "Corporation") in connection with its Registration Statement on Form S-3 filed on the date hereof with the Securities and Exchange Commission (the "Commission") relating to the sale and transfer by Merrill Lynch & Co., Inc. ("ML&Co.") of up to 3,450,000 shares of Class A Common Stock, par value $1.00 (the "Common Stock") of the Company.

        We have reviewed the Charter and By-Laws of the Corporation, the Registration Statement and the proceedings heretofore taken by the Corporation in connection with the authorization, issuance and sale of the shares of Common Stock and Non-Transferable Class B Stock beneficially owned by Mr. Eli Broad. In addition, we have examined such other documents, instruments and matters of law as we have deemed necessary to the rendering of the opinions expressed below. We have assumed, for purposes of this opinion, that the shares of Common Stock to be sold by ML&Co. pursuant to the Registration Statement will consist of shares of Common Stock beneficially owned, directly or indirectly, by Mr. Eli Broad as of the date of this opinion by virtue of his ownership of shares of Class B Stock acquired by him at the time of the Corporation's recapitalization in 1985, and that the number of such shares of Class B Stock owned by him is as set forth in the Company's most recent annual proxy statement.

        Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by ML&Co. pursuant to the Registration Statement have been duly authorized for issuance, and when sold and transferred as contemplated by the Registration Statement, will be duly issued, fully paid and nonassessable.

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                                                          Piper & Marbury L.L.P.
SunAmerica Inc.
May 20, 1996
Page 2


        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                                   Very truly yours,


                                                   /s/ Piper & Marbury L.L.P.